UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities

Exchange Act of 1934

April 4, 2006

Date of Report (Date of earliest event reported)

ARROW RESOURCES DEVELOPMENT, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-9224	56-2346563
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Carnegie Hall Tower

152 W. 57th Street

New York, New York 10019

(Address of principal executive offices)

(212) 262-2300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement and Item 8.01 Other Events

On April 4, 2006, Arrow Resources Development, Inc. (the “Company”) entered into a Consulting Agreement with Dekornas GMPLH (“Dekornas”). Under the Consulting Agreement, the Company will provide advice to Dekornas to expand and manage Dekornas’ land restoration program and improve the living conditions of the Dekornas members. The Consulting Agreement also provides that the Company will advise Dekornas on matters related to structured corporate finance, financial administration, corporate management practice, marketing and distribution and infrastructure. The Consulting Agreement is for a term of 10 years. A copy of the Consulting Agreement with Dekornas is attached as Exhibit 99.1.

In addition, on April 9, 2006, the Company’s Bermudian subsidiary, Arrow Resources Development, Ltd., entered into a Marketing and Distribution Agreement with Shanghai Heyang Bio-Technology Development Co., Ltd., a Chinese limited company (“Shanghai Heyang”). The Marketing and Distribution Agreement is for a 99 year term and provides that Arrow Resources Development, Ltd. will have the exclusive world-wide rights to market, distribute and sell timber resource products supplied by Shanghai Heyang. Arrow Resources Development, Ltd. will retain 10% of the gross revenue earned by it from the sale of the timber resource products. A copy of the Marketing and Distribution Agreement is attached as Exhibit 99.2.

On April 14, 2006, the Company entered into a Consulting Agreement with P.T. Eucalyptus Alam Lestari (“P.T. Eucalyptus”) which has a term of 99 years. Hans Karundeng, who indirectly controls the Company, is the principal shareholder of P.T. Eucalyptus and its Chairman. Under this Consulting Agreement, the Company will provide financial consulting services to P.T. Eucalyptus. In particular, the Company will advise P.T. Eucalyptus on matters related to structured corporate finance, financial administration, corporate management practice, marketing and distribution and infrastructure development. The Company also will advise P.T. Eucalyptus in its efforts to obtain financing, and will act as P.T. Eucalyptus’ exclusive agent for identifying debt and/or equity investors. In consideration for these services, P.T. Eucalyptus will pay the Company 10% of the gross revenue of P.T. Eucalyptus, and transaction fees for raising capital, plus three year warrants to purchase Company shares, plus fees for human resource placements. A copy of the Consulting Agreement with P.T. Eucalyptus is attached as Exhibit 99.3.

Finally, Hans Karundeng, who owns a controlling interest in the Company’s controlling shareholder, Arrow Pacific Resources (S) Pte. Ltd., entered into an Investment Agreement with Su Yong and Chen Yan. The Agreement was entered into in February 2006 and provides for transfers of equity of Shanghai Heyang by Messrs. Yong and Yan to a British Virgin Islands Company and to Mr. Karundeng in exchange for a cash and shares of the Company. Following the transfer, Shanghai Heyang will become a joint venture of Messrs. Yong, Yan, and Karundeng and shall carry on the business previously conducted by Shanghai Heyang. The Investment Agreement is attached as Exhibit 99.4.

On May 9 and May 15, 2006, the Company issued press releases announcing that it had signed the agreements with Dekornas, P.T. Eucalyptus, and Shanghai Heyang. Copies of the press releases are attached as Exhibits 99.5 and 99.6, respectively.

Item 9.01.	Financial Statements and Exhibits

99.1	Consulting Agreement with Dekornas

99.2	Marketing and Distribution Agreement

99.3	Consulting Agreement with P.T. Eucalyptus

99.4	Investment Agreement

99.5	Press release dated May 9, 2006

99.6	Press release dated May 15, 2006

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARROW RESOURCES DEVELOPMENT, INC.

Date: May 25, 2006	By:	/s/ Peter J. Frugone
Peter J. Frugone, Chief Executive Officer